Exhibit 10.38

                              CONSULTING AGREEMENT

This Agreement ("Agreement") entered into as of July 15, 2002 (the "Effective Date") between Airos Group, Inc., an Ontario corporation, with offices at 151 Robinson St., Oakville, Ontario (the "Consultant") and Smart Chip Technologies., a Florida corporation (the "Company"), with its principal executive offices at 18662 MacArthur Blvd., 2nd Floor, Irvine, California 92612.

         WHEREAS, the Company is in the business of developing and commercially exploiting smart card based loyalty systems including without limitation its participation in the Solstice Scotiabank Project (the "Project"), and Consultant represents that it has extensive experience in POS terminal application development, technical project management, quality assurance management and system integration applicable to the Project (the "Services"); and

         WHEREAS, the Company desires to retain the services of the Consultant to provide the Services (as hereinafter set forth) and the Consultant desires to render the Services, upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the agreements and covenants contained herein, the Consultant and the Company hereby agree as follows:


1. Employment

         1.1 Appointment; Responsibilities.

         (a) The Company hereby engages the Consultant to perform the Services commencing as of the Effective Date, in accordance with the terms and conditions herein. This Agreement shall be for a term of three (3) months through October 15, 2002 (the "Term") and shall be terminable on the terms and subject to the conditions set forth in this Agreement and shall be extendable by mutual agreement.

         (b) The Consultant shall report to the Company representative David Simon or his designee.

         1.2 Services. Consultant shall render Services to the Project as set forth in Schedule I, attached hereto and as may be additionally required by Company from time to time during the term of this Agreement. The terms for provision of additional services shall be mutually agreed upon and Schedule I shall be amended accordingly.

         1.3 Representation and Warranty. Consultant represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) will not constitute a breach of any agreement or other instrument to which Consultant is party, and (ii) does not require the consent of any person. Additionally, Consultant represents and warrants to the Company that it shall not utilize during the term of this Agreement, any proprietary information of any third party, including prior employers of the Consultant.


  DS                                                                        MR

2. Compensation

         2.1 General. The Company shall compensate the Consultant for all of his services under this Agreement, as set forth below.

         2.2 Fees & Personnel. Commencing from the Effective Date, Consultant shall be compensated for Services rendered at a rate of C$1,200 per actual workday for each person engaged on behalf of Consultant in the Project (the "Fee"). The C$1,200 will be payable as C$1,000 cash and $200 in stock. The stock price will be equal to the closing stock price on the last business day of each month. The first payment of cash and stock will be due on August 9, 2002. The Consultant will be provided options on The Company stock at the rate of 100,000 shares each month, beginning on July 31, 2002, at a strike price equal to 100% of the closing stock price on the last business day of the month. The options will be issued monthly for the duration of this Agreement and are exercisable within three years of issuance; for the first 30 days after issuance the options are not exercisable. The Consultant shall not change the personnel designated in
Schedule I without the written consent of the Company. The Fee shall be payable in arrears on the first day of each month for the preceding month, subject to and immediately after receipt of an invoice detailing in reasonable specificity the Fee owing and describing the specific Services performed . Consultant shall be responsible for the payment of all taxes including without limitation, all Canadian and provincial, income, unemployment, social security and medicare taxes.

         2.3 Deposit. Immediately subsequent to the effectiveness of this Agreement, the Company shall deposit with the Consultant the sum of C$50,000 as a security deposit (the "Security Deposit") for the Fees owing for the month of October 2002, due August 9, 2002. Upon expiration of this Agreement, the Security Deposit shall be applied first to any unpaid Fee due and owing the Consultant. In the event that no Fees are due and owing to the Consultant or the Agreement was either terminated by the Company for Cause (as defined below) or terminated by Consultant for any reason other than for Cause, the Security Deposit shall be promptly remitted to the Company.

3. Termination

         3.1 Termination With effect from the Effective Date, this Agreement shall end on the earlier of: (i) termination for Cause (as defined herein); (ii) October 15, 2002.

         3.2 Cause For the purpose of this Section 3, "Cause" shall exist if

                  (a) Consultant (i) substantially fails to perform the Consultant's areas of responsibility set forth herein, (ii) engages conduct which, in the sole discretion of the Company, is unethical, illegal or which otherwise brings adverse notoriety to Company or has an adverse effect on the name or public image of the Company, (iii) fails to comply with the instructions of Company in a manner detrimental to the Company, provided that with respect to clauses (i) and (iii), if Consultant has cured any such condition (that is reasonably susceptible to cure) within 15 days following delivery of the advance notice (as defined herein) then "cause" shall be deemed not to exist. For purposes of this Section 3, "advance notice" shall constitute a written notice delivered to Consultant that sets forth with particularity the facts and circumstances relied upon by the Company as the basis for cause.

                  (b) (i) the Company fails to pay the Fee for a period of more than 90 days from receipt of an invoice (ii) the Consultant is asked to engage in conduct which is unethical or illegal.

  DS                                                                        MR

         3.5 Termination Compensation Upon termination for Cause by the Company or termination without Cause by the Consultant, Consultant shall be entitled to the compensation set forth as the Fee herein, prorated to the effective date of such termination. Upon termination for Cause by Consultant, Consultant shall be entitled to retain all of the Security Deposit in lieu of any damages or penalty.

4. Development Rights; Confidential Information; Non-competition

         4.1 Development Rights

         Consultant agrees and declares that all proprietary information including but not limited to trade secrets, know-how, patents and other rights in connection therewith developed by or with the contribution of Consultant's efforts during the term of his provision of Services to the Company, shall be the sole property of the Company. Upon the Company's request (whenever made), Consultant shall execute and assign to the Company all the rights in the proprietary information.

         4.2 Confidentiality

         (a) The term "Information" as used in this section means any and all confidential and proprietary information including but not limited to any and all specifications, formulae, prototypes, software design plans, computer programs, and any and all records, data, methods, techniques, processes and projections, plans, marketing information, materials, financial statements, memoranda, analyses, notes, and other data and information (in whatever form), as well as improvements and know-how related thereto, relating to the Company or its products. Information shall not include information that (a) was already known to or independently developed by Consultant prior to its disclosure as demonstrated by reasonable and tangible evidence satisfactory to the Company;
(b) shall have appeared in any printed publication or patent or shall have become part of the public knowledge except as a result of breach of this Agreement by the Consultant or similar agreements by other Consultant's or Company employees (c) shall have been received by the Consultant from another person or entity having no obligation of confidentiality to the Company or (d) is approved in writing by the Company for release by the Consultant.

         (b) Consultant agrees to hold in trust and confidence all Information disclosed to it and further agrees not to exploit or disclose the Information to any other person or entity or use the Information directly or indirectly for any purpose other than for Consultant's work with the Company.

         (c) Consultant agrees to disclose the Information only to persons necessary in connection with Consultant's work with the Company and who have undertaken in writing the same confidentiality obligations set forth herein in favor of the Company. Consultant agrees to assume full responsibility for the confidentiality of the Information disclosed to Consultant and to prevent its unauthorized disclosure, and shall take appropriate measures to ensure that such persons acting on his behalf are bound by a like covenant of secrecy.

         (d) Consultant acknowledges and agrees that the Information furnished hereunder is and shall remain proprietary to the Company. Unless otherwise required by statute or government rule or regulation, all copies of the Information, shall be returned to the Company immediately upon request without retaining copies thereof.

  DS                                                                        MR

5. Miscellaneous

         5.1 Notices. All notices, requests or other communications provided for in this Agreement shall be given to the addresses listed above

         All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon seven (7) days from mailing from any national mail service or upon receipt if by express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

         5.2 Assignment and Succession. This Agreement is personal to Consultant and Consultant shall not assign or delegate his rights or duties to a third party, whether by contract, will or operation of law, without the Company's prior written consent.

         5.3 Headings. The Article, Section, paragraph and subparagraph headings are for convenience of reference only and shall not define or limit the provisions hereof.

         5.4 Invalidity. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

         5.5 Waivers. No omission or delay by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof, or the exercise of any other right, power or privilege.

         5.6 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         5.7 Entire Agreement. This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. No representation, promise or inducement has been made by either party hereto that is not embodied in this Agreement and neither party shall be bound by or liable for any alleged representation, promise or inducement not set forth herein. This Agreement may not be amended, except by a written instrument hereafter signed by each of the parties hereto.

         5.8 Interpretation. The parties hereto acknowledge and agree that each party and its or his counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its drafting. Accordingly, (i) the rules of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (ii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party regardless of which party was generally responsible for the preparation of this Agreement.

         5.9 Governing Law. This Agreement and the performance hereof shall be construed and governed in accordance with Ontario law without reference to principles of conflict of laws.

  DS                                                                        MR

         IN WITNESS WHEREOF, each of the Company and the Consultant has caused this Agreement to be signed by its duly authorized officer as of the day and year first above written.


SMART CHIP TECHNOLOGIES                     AIROS GROUP INC.


By: /s/ David J. Simon                      By: /s/ Miki Radivojsa
----------------------------                   --------------------------
Name:  David J. Simon                          Name:  Miki Radivojsa
Title: Chairman                                Title: President

                                   Schedule I

Service/Resource                                  Service Period
----------------                                  --------------

Software Developer - Carl Qiao     From July 15, 2002 through October 15, 2002

Software Developer - Wenjun Wang   From July 15, 2002 through October 15, 2002

Quality Assurance - TBA            From August 15, 2002 through October 15, 2002

Quality Assurance - TBA            From August 15, 2002 through October 15, 2002